                                                                      EXHIBIT 12

                      STATEMENT OF COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES
                         (In thousands, except ratios)


                                                  SIX MONTHS ENDED MAY 31,                YEARS ENDED NOVEMBER 30,
                                                     1997       1996          1996      1995       1994       1993       1992
                                                   ====================    =====================================================
 Earnings
     Pretax Income (Loss) .......................
                                                   $  23,649  $(147,496)   $ (95,744) $  45,459  $  73,850  $  64,321  $  45,498
                                                   --------------------    -----------------------------------------------------

          Less undistributed income of
                  unconsolidated joint ventures .         21        --           --         --         --         --         --
                                                   --------------------    -----------------------------------------------------

     Pretax income as adjusted ..................  $  23,670  $(147,496)   $ (95,744) $  45,459  $  73,850  $  64,321  $  45,498
     Add:

         Interest incurred ......................
                                                      30,020     38,170       72,074     73,008     54,425     50,963     44,722

             Portion of rent expense considered to
                be interest .....................      2,625      1,793        3,830      3,190      2,971      2,665      2,324
             Amortization of previously
                capitalized interest ............     10,500      9,461       24,893     18,508     16,156     17,617     19,094

     Deduct:
         Interest capitalized ...................    (10,079)   (15,209)     (26,937)   (37,128)   (27,561)   (24,432)   (23,419)
                                                   --------------------    -----------------------------------------------------


                                                   $  56,736  $(113,281)   $ (21,884) $ 103,037  $ 119,841  $ 111,134  $  88,219
                                                   ====================    =====================================================

   Fixed Charges
     Interest incurred ..........................  $  30,020  $  38,170    $  72,074  $  73,008  $  54,425  $  50,963  $  44,722
     Portion of rent expense considered to be
        interest ................................      2,625      1,793        3,830      3,190      2,971      2,665      2,324
                                                   --------------------    -----------------------------------------------------
                                                   $  32,645  $  39,963    $  75,904  $  76,198  $  57,396  $  53,628  $  47,046
                                                   ====================    =====================================================
 Ratio of earnings to fixed charges .............      1.74x    (2.83x)      (0.29x)      1.35x      2.09x      2.07x      1.88x
                                                   ====================    =====================================================


     For the purposes of calculating the ratio of earnings to fixed charges, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest.

     In computing the ratio of earnings to fixed charges, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the six months ended May 31, 1996 and the year ended November 30, 1996 would have been inadequate to cover fixed charges by $153.2 million and $97.8 million, respectively, while the ratio of earnings to fixed charges for the six months ended May 31, 1997 and the years ended November 30, 1995, 1994, 1993 and 1992 would have been 1.66x, 1.31x, 1.88x, 1.77x and 1.55x, respectively.

     The amount of earnings used in the calculation of the ratio of earnings to fixed charges for the six months ended May 31, 1996 and the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges for the six months ended May 31, 1996 would have been 1.44x and for the year ended November 30, 1996 would have been 1.96x.

     Earnings for the six months ended May 31, 1996 and the year ended November 30, 1996 are inadequate to cover fixed charges by $153.2 million and $97.8 million, respectively.

                STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                         (In thousands, except ratios)


                                                    SIX MONTHS ENDED MAY 31,                YEARS ENDED NOVEMBER 30,
                                                      ====================    ====================================================
                                                         1997       1996         1996       1995       1994       1993      1992
                                                      --------------------    ----------------------------------------------------
Earnings
    Pretax Income (Loss)
                                                      $  23,649  $(147,496)   $ (95,744) $  45,459  $  73,850  $  64,321 $  45,498

         Less undistributed income of
                 unconsolidated joint ventures .....         21       --           --         --         --         --        --
                                                      --------------------    ----------------------------------------------------

    Pretax income as adjusted ......................  $  23,670  $(147,496)   $ (95,744) $  45,459  $  73,850  $  64,321 $  45,498
    Add:

        Interest incurred
                                                         30,020     38,170    $  72,074     73,008     54,425     50,963    44,722

            Portion of rent expense considered to
               be interest .........................      2,625      1,793        3,830      3,190      2,971      2,665     2,324
            Amortization of previously
                  capitalized interest .............     10,500      9,461       24,893     18,508     16,156     17,617    19,094

    Deduct:
        Interest capitalized .......................    (10,079)   (15,209)     (26,937)   (37,128)   (27,561)   (24,432)  (23,419)
                                                      --------------------    ----------------------------------------------------

                                                      $  56,736  $(113,281)   $ (21,884) $ 103,037  $ 119,841  $ 111,134 $  88,219
                                                      ====================    ====================================================

  Fixed Charges
    Interest incurred ..............................  $  30,020  $  38,170    $  72,074  $  73,008  $  54,425  $  50,963 $  44,722
    Portion of rent expense considered to be
       interest ....................................      2,625      1,793        3,830      3,190      2,971      2,665     2,324

    Preferred dividends ............................       --        7,719        7,719     15,438     15,683      7,968      --
                                                      --------------------  ------------------------------------------------------
                                                      $  32,645  $  47,682    $  83,623  $  91,636  $  73,078  $  61,596 $  47,046
                                                      ====================  ======================================================
Ratio of earnings to fixed charges and preferred stock
dividends...........................................      1.74x    (2.38x)      (0.26x)      1.12x      1.64x      1.80x     1.88x
                                                      ===================  =======================================================



     For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures.) Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest and, prior to April 1, 1996, include the effect of preferred stock dividends on the Company's Series B Mandatory Conversion

Premium Dividend Preferred Stock. On April 1, 1996, all shares of the Company's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of Common Stock and no future preferred stock dividends will be paid or are payable with respect to such preferred stock.

     In computing the ratio of earnings to combined fixed charges and preferred stock dividends, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, earnings for the six months ended May 31, 1996 and the year ended November 30, 1996 would have been inadequate to cover combined fixed charges and preferred stock dividends by $161.0 million and $105.5 million, respectively, while the ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended May 31, 1997 and the years ended November 30, 1995, 1994, 1993 and 1992 would have been 1.66x, 1.11x, 1.54x, 1.60x, and 1.54x, respectively.

     The amount of earnings used in the calculation of the ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended May 31, 1996 and the year ended November 30, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to combined fixed charges and preferred stock dividends for the six months ended May 31, 1996 would have been 1.21x and for the year ended November 30, 1996 would have been 1.78x.

     Earnings for the six months ended May 31, 1996 and the year ended November 30, 1996 are inadequate to cover combined fixed charges and preferred stock dividends by $161.0 million and $105.5 million, respectively.